EX-32   ·   Section 1350 Certifications

COMMONWEALTH REALTY PARTNERS, INC.

Pursuant to Section  18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Pursuant to section 906 of the Sarbanes-Oxley Act of  2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of COMMONWEALTH REALTY PARTNERS, INC (the "Company"), does hereby certify that:

The Quarterly Report of Form 10-Q for the quarter ended February 29, 2012 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2012

/s/ CHRIS CRONIN
Chris Cronin
Principal Executive Officer
and Principal Financial Officer